EXHIBIT 99.1

NEOFORMA REPORTS FIRST QUARTER 2003 RESULTS

Company’s performance in line with previously issued guidance

SAN JOSE, CA—April 29, 2003—Neoforma, Inc. (Nasdaq: NEOF), a leading provider of Web-based supply chain management solutions for the healthcare industry, achieved first quarter revenue of $3.3 million, an increase over the $0.6 million reported in the first quarter of 2002. Excluding the application of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), Neoforma achieved adjusted revenue of $20.3 million in the first quarter of 2003, an increase from the $14.6 million in the same quarter in the previous year, and in line with the Company’s previously issued guidance.

In accordance with generally accepted accounting principles (GAAP), net loss and net loss per share for the first quarter of 2003 were $16.4 million and $0.93, respectively, as compared to $21.0 million and $1.29, respectively, for the first quarter of 2002. Adjusted net income and adjusted net income per share for the first quarter of 2003 were $5.2 million and $0.30, respectively, an improvement over the $1.9 million and $0.12 for the same period in the prior year on the same basis.

Adjusted financial results, which are not in accordance with GAAP, exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted results serve as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted results for the periods presented, and a reconciliation of these results to GAAP results, are included in the attached financial statements and available in the investor relations section of the Company’s Web site at http://investor.neoforma.com.

“Neoforma’s performance in the first quarter is consistent with our previously issued guidance and gets us off to a healthy start for 2003,” says Bob Zollars, chairman and chief executive officer. “We launched an enhanced set of Web-based supply chain solutions, delivered several functionality improvements to our OMS and CMS flagship offerings, updated our corporate identity, documented increasing amounts of value delivered to our customers, continued to diversify our customer base and revenue streams and created substantially more independence in our board of directors. Our work in the first quarter serves as a strong foundation for future growth.”

First Quarter 2003 Financial Results

For the quarter ended March 31, 2003, Neoforma’s revenue was $3.3 million, comprised of $1.2 million in Marketplace revenue and $2.1 million in Trading Partner Services revenue. Adjusted revenue, which excludes the application of EITF No. 01-9, was $20.3 million, comprised of $18.2 million in Marketplace revenue and $2.1 million in Trading Partner Services revenue.

Marketplace revenue on a GAAP basis increased 275% from $0.3 million for the same quarter in the previous year, and adjusted Marketplace revenue increased 28% from $14.2 million on the same basis. Adjusted Marketplace revenue decreased from the quarter ended December 31, 2002, primarily as a result of achieving the quarterly maximum payment from Novation in the first quarter, which was less than in the prior quarter.

Trading Partner Services revenue on a GAAP basis and adjusted basis increased 630% from $0.3 million and 403% from $0.4 million, respectively, over the results from the first quarter of 2002 on the same basis, reflecting Neoforma’s progress in diversifying and growing its revenue streams beyond its contract with Novation.

Under EITF No. 01-9, which became effective for Neoforma beginning January 1, 2002, the Company classifies non-cash amortization of partnership costs as an offset against related party revenue. Because the reductions to operating expenses and revenue are equal amounts, this accounting treatment has no impact on Neoforma’s operating income, net income, net income per share or total cash flow. As the Company expects the accounting treatment to have a significant impact on reported total GAAP revenue and operating expenses until the second half of 2005, when the considerable majority of partnership costs will have been fully amortized, the impact of the accounting treatment to revenue and operating expenses is temporary in nature. In the first quarter of 2003, total amortization of partnership costs was less than total related party revenue in the period, resulting in the reporting of net related party revenue on a GAAP basis for the first time.

In the first quarter of 2003, Neoforma’s total GAAP operating expenses were $19.4 million, a decrease of 9% from the $21.4 million in the first quarter of 2002, primarily as a result of a reduction in amortization of partnership costs. Adjusted operating expenses were $14.8 million in the first quarter, slightly better than the Company’s previously issued guidance and an increase of 18% from $12.5 million in the same quarter in the previous year, primarily due to increases in product development and selling and marketing expenses.

The Company reported a loss from operations on a GAAP basis of $16.1 million in the first quarter, an improvement over the $20.8 million loss in the first quarter of 2002. The Company achieved $5.5 million in EBITDA in the first quarter, a 159% increase from the $2.1 million in EBITDA achieved in the first quarter of 2002.

GAAP net loss and net loss per share in the first quarter of 2003 were $16.4 million and $0.93, respectively, as compared to $21.0 million and $1.29, respectively, in the first quarter of the previous year. Adjusted net income and adjusted net income per share were $5.2 million and $0.30, respectively, an increase over the $1.9 million and $0.12, respectively, reported in the first quarter of 2002. The $0.30 in adjusted net income per share in the first quarter of 2003 was equal to the First Call consensus estimate.

As of March 31, 2003, Neoforma’s cash, cash equivalents and short-term investments equaled $23.4 million. During the first quarter of 2003, free cash flow was negative $2.5 million, primarily due to Company-wide bonus payments related to full year 2002 performance payments of accounts payable and capital expenditures. Free cash flow is calculated as (in thousands):

Net cash used in operating activities:	$(18,936)
Amortization of partnership costs offset against related party revenue:	17,003
Purchases of property and equipment:	(538)

Free cash flow:	$(2,471)

“Over the course of 2003, we expect to use our cash flow to continue to reduce our outstanding debt and invest in Neoforma’s growth,” states Andrew Guggenhime, chief financial officer. “While the payments we made during the first quarter resulted in negative free cash flow for the period, they increased our working capital and served to strengthen our balance sheet. In future periods, we expect to continue to strengthen our balance sheet through reductions in our outstanding debt.”

First Quarter 2003 Milestones

Neoforma continued its operational progress in the first quarter of 2003 with a number of significant milestones, including:

•	Supporting $1.9 billion in marketplace volume;

•	Launching an enhanced set of Web-based solutions designed to mirror the complex day-to-day business processes of hospitals and suppliers;

•	Updating the Company’s corporate identity, complete with new logo and corporate Web site, to better support Neoforma’s focus on the customer and reflect its healthcare supply chain solutions leadership position;

•	Releasing scheduled quarterly updates to the powerful Neoforma Order Management Solution (OMS) and Neoforma Contract Management Solution (CMS); and

•	Strengthening the independence of the Company’s board of directors with the appointment of Edward A. Blechschmidt and the transitions of former related party directors Robert J. Baker, Mark McKenna and Curt Nonomaque from the board.

Web Cast Information

As previously announced, Neoforma will hold a conference call that will be simultaneously broadcast live over the Internet on Neoforma’s Web site today, Tuesday, April 29, 2003, at 5:00 p.m. (EDT). To access the call via the Web, please visit http://investor.neoforma.com. Interested parties should allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. After the live call, the online archive of the broadcast will remain available on the site for one year.

Additional information presented on the conference call may be made available on the Presentations page of the investor relations section of the Company’s Web site at http://investor.neoforma.com. Any additional information presented will remain available on the site for one year.

Bob Zollars, chairman and chief executive officer of Neoforma, and Andrew Guggenhime, chief financial officer, will host the call. Topics discussed on the call will include the Company’s first quarter 2003 financial results, the status of Neoforma’s business and its outlook for future periods.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma’s Web-based solutions propel collaboration between hospitals and suppliers, driving operational efficiencies and cost savings for each. The Company’s solutions include Neoforma Contract Management Solution™ (CMS), Neoforma Order Management Solution™ (OMS), Neoforma Data Management Solution™ (DMS) and Neoforma Materials Management Solution™ (MMS). Neoforma serves over 1,200 customers, including many of the leading hospitals, GPOs and suppliers.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to Neoforma’s early progress and foundations for 2003, the impact of EITF No. 01-9, the reduction of debt, the strengthening of the balance sheet, Neoforma’s leadership position, Neoforma’s efforts in assisting its hospital and supplier customers in creating efficiencies and reducing costs and the anticipated growth of Neoforma’s business. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of hospitals and suppliers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry, changes in interpretation of EITF No. 01-9, changes in Neoforma management’s priorities for uses of Neoforma cash flow and the ability of Neoforma to manage its growth and related technological challenges. These risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-K for the year 2002. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Jen Reidy, Neoforma, media, 408.468.4189, jen.reidy@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

John Snyder, for Neoforma, investors, 206.262.0291, john@snyderir.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2002	2003
REVENUE:
Marketplace revenue:
Related party, net of amortization of partnership costs of $13,892 and $17,003 for the three months ended March 31, 2002 and 2003, respectively	$—	$997
Other	329	238

Total Marketplace revenue	329	1,235
Trading Partner Services revenue	283	2,067

Total revenue	612	3,302
OPERATING EXPENSES:
Cost of services	2,189	1,378
Operations	3,389	5,142
Product development	3,733	4,743
Selling and marketing	3,368	4,977
General and administrative	3,634	2,967
Amortization of intangibles	—	147
Amortization of partnership costs	5,250	—
Restructuring	(68)	—
Write-down of non-marketable investments, net	(184)	—
Loss on divested business	59	—

Total operating expenses	21,370	19,354

Loss from operations	(20,758)	(16,052)
OTHER EXPENSE	(233)	(299)

Net loss	$(20,991)	$(16,351)

NET LOSS PER SHARE:
Basic and diluted	$(1.29)	$(0.93)

Weighted average shares—basic and diluted	16,326	17,540

In addition to our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2002	2003
REVENUE:
Marketplace revenue:
Related party	$13,892	$18,000
Other	329	238

Total Marketplace revenue	14,221	18,238
Trading Partner Services revenue	411	2,067

Total revenue	14,632	20,305
OPERATING EXPENSES:
Cost of services	1,807	1,265
Operations	2,758	2,290
Product development	3,024	4,251
Selling and marketing	2,664	4,500
General and administrative	2,238	2,454

Adjusted operating expenses	12,491	14,760

EBITDA	2,141	5,545
OTHER EXPENSE	(233)	(299)

Adjusted net income	$1,908	$5,246

ADJUSTED NET INCOME PER SHARE:
Basic	$0.12	$0.30

Weighted average shares—basic	16,326	17,540

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset approximately $14.0 million and $17.0 million of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended March 31, 2002 and 2003, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on operating income, net income or net income per share. The excluded expenses, gains and losses consisted of depreciation, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, restructuring, write-down of non-marketable investments, net and loss on divested business.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Marketplace revenue:
Related party	$18,000	$—	$(17,003)	$—	$—	$997
Other	238	—	—	—	—	238

Total Marketplace revenue	18,238	—	(17,003)	—	—	1,235
Trading Partner Services revenue	2,067	—	—	—	—	2,067

Total revenue	20,305	—	(17,003)	—	—	3,302

OPERATING EXPENSES:
Cost of services	1,265	—	—	97	16	1,378
Operations	2,290	—	—	2,790	62	5,142
Product development	4,251	—	—	361	131	4,743
Selling and marketing	4,500	—	—	305	172	4,977
General and administrative	2,454	—	—	180	333	2,967

Adjusted operating expenses	14,760

EBITDA	5,545
Depreciation	—	3,733	—	(3,733)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	714	—	—	(714)	—
Amortization of partnership costs	—	17,003	(17,003)	—	—	—

Total operating expenses		21,597	(17,003)	—	—	19,354

Loss from operations		(21,597)	—	—	—	(16,052)

OTHER EXPENSE	(299)	—	—	—	—	(299)

Net income (loss)	$5,246	$(21,597)	$—	$—	$—	$(16,351)

NET INCOME (LOSS) PER SHARE:
Basic	$0.30					$(0.93)

Weighted average shares—basic	17,540					17,540

	Three Months Ended March 31, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Marketplace revenue:
Related party	$13,892	$—	$(13,892)	$—	$—	$—
Other	329	—	—	—	—	329

Total Marketplace revenue	14,221	—	(13,892)	—	—	329
Trading Partner Services revenue	411	—	(128)	—	—	283

Total revenue	14,632	—	(14,020)	—	—	612

OPERATING EXPENSES:
Cost of services	1,807	—	—	292	90	2,189
Operations	2,758	—	—	523	108	3,389
Product development	3,024	—	—	513	196	3,733
Selling and marketing	2,664	—	—	362	342	3,368
General and administrative	2,238	—	—	332	1,064	3,634

Adjusted operating expenses	12,491

EBITDA	2,141
Depreciation	—	2,022	—	(2,022)	—	—
Amortization of intangibles	—	—	—	—	—	—
Amortization of deferred compensation	—	1,800	—	—	(1,800)	—
Amortization of partnership costs	—	19,270	(14,020)	—	—	5,250
Restructuring	—	(68)	—	—	—	(68)
Write-down of non-marketable investments, net	—	(184)	—	—	—	(184)
Loss on divested business	—	59	—	—	—	59

Total operating expenses		22,899	(14,020)	—	—	21,370

Loss from operations		(22,899)	—	—	—	(20,758)

OTHER EXPENSE	(233)	—	—	—	—	(233)

Net income (loss)	$1,908	$(22,899)	$—	$—	$—	$(20,991)

NET INCOME (LOSS) PER SHARE:
Basic	$0.12					$(1.29)

Weighted average shares—basic	16,326					16,326

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2002	March 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,277	$22,416
Short-term investments	1,305	952
Accounts receivable, net of allowance for doubtful accounts	1,828	1,471
Related party accounts receivable	800	800
Prepaid expenses and other current assets	3,357	2,868

Total current assets	30,567	28,507
PROPERTY AND EQUIPMENT, net	16,821	13,627
INTANGIBLES, net of amortization	2,610	2,462
GOODWILL	1,414	1,414
CAPITALIZED PARTNERSHIP COSTS, net of amortization	166,451	149,604
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	1,844	1,734

Total assets	$220,810	$198,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes payable, current portion	$4,000	$3,651
Accounts payable	3,803	2,056
Accrued payroll	7,776	2,470
Other accrued liabilities	4,288	3,428
Deferred revenue, current portion	3,027	2,725

Total current liabilities	22,894	14,330
DEFERRED RENT	623	637
DEFERRED REVENUE, less current portion	1,689	1,001
OTHER LIABILITIES	105	83
ACCRUED INTEREST ON RELATED PARTY NOTES PAYABLE	2,516	2,761
NOTES PAYABLE, less current portion:
Due to related party	14,000	14,000
Other	152	54

Total notes payable, less current portion	14,152	14,054

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized—300,000 shares at March 31, 2003
Issued and outstanding: 17,691 and 17,867 shares at December 31, 2002 and March 31, 2003, respectively	18	18
Warrants	80	80
Additional paid-in capital	814,162	815,317
Notes receivable from stockholders	(6,460)	(5,457)
Deferred compensation	(2,649)	(1,702)
Unrealized loss on available-for-sale securities	—	—
Accumulated deficit	(626,320)	(642,671)

Total stockholders’ equity	178,831	165,585

Total liabilities and stockholders’ equity	$220,810	$198,451

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2002	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,991)	$(16,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Employee stock compensation	—	10
Provision for doubtful accounts	83	54
Depreciation and amortization of property and equipment	2,022	3,733
Amortization of intangibles	—	147
Amortization of partnership costs classified as an operating expense	5,250	—
Amortization of deferred compensation	1,800	714
Amortization of deferred debt costs	105	—
Loss on divested business	59	—
Accrued interest receivable on stockholder notes receivable	(18)	(17)
Accrued interest payable on related party notes payable	—	245
Change in assets and liabilities, net of divestitures:
Restricted cash	500	—
Accounts receivable	556	303
Prepaid expenses and other current assets	(1,584)	488
Other assets	6	110
Accounts payable	1,283	(1,747)
Accrued liabilities and accrued payroll	(2,168)	(5,649)
Deferred revenue	52	(990)
Deferred rent	37	14

Net cash used in operating activities	(13,008)	(18,936)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	—	(700)
Proceeds from the sale or maturity of marketable investments	—	1,053
Purchases of property and equipment	(1,112)	(538)

Net cash used in investing activities	(1,112)	(185)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	14,020	17,003
Repayments of notes payable	(911)	(447)
Cash received related to options exercised	78	149
Proceeds from the issuance of common stock under the employee stock purchase plan	276	506
Common stock repurchased, net of notes receivable issued to common stockholders	—	(2)
Collections of notes receivable from stockholders	5	1,051

Net cash provided by financing activities	13,468	18,260

Net decrease in cash and cash equivalents	(652)	(861)
Cash and cash equivalents, beginning of period	14,096	23,277

Cash and cash equivalents, end of period	$13,444	$22,416